CILCORP Inc.

                Shareholder Return Incentive Compensation Plan

                                February 1993


                      Amended effective November 4, 1997


                              TABLE OF CONTENTS


Article 1.        Establishment and Purpose                                1
     1.1          Establishment of the Plan                                1
     1.2          Purposes                                                 1

Article 2.        Definitions                                              1

Article 3.        Administration                                           4
     3.1          The Committee                                            4
     3.2          Authority of the Committee                               4
     3.3          Decisions Binding                                        4

Article 4.        Shares Subject to the Plan                               5
     4.1          Number of Shares                                         5
     4.2          Lapsed Shares                                            5
     4.3          Adjustments in Shares                                    5

Article 5.        Eligibility and Participation                            5
     5.1          Eligibility                                              5
     5.2          Actual Participation                                     5
     5.3          Timing of Participation                                  6

Article 6.        Grants of Shares                                         6
     6.1          Grant Timing and Frequency                               6
     6.2          Number of Shares Granted                                 6
     6.3          Performance Measures and Performance Periods             6
     6.4          Earning of Shares                                        7
     6.5          Share Ledger Account                                     7
     6.6          Award Agreements                                         7
     6.7          Form and Timing of Payment of Shares                     7
     6.8          Restrictions on Sales                                    7

Article 7.        Termination of Employment                                8
     7.1          Termination of Employment Due to Death, Disability or
                  Retirement                                               8
     7.2          Termination for Reasons Other Than Death, Disability or
                  Retirement                                               8

Article 8.        Change in Control                                        8

Article 9.        Beneficiary Designation                                  9
     9.1          Designation of Beneficiary                               9
     9.2          Death of Beneficiary                                     9

Article 10.    Rights of Participants                                      9
    10.1          Employment                                               9
    10.2          Participation                                            9
    10.3          Nontransferability                                       9
    10.4          Voting and Dividend Rights                               9
    10.5          Rights to Common Stock                                  10

Article 11.    Amendment, Modification and Termination                    10
    11.1          Amendment, Modification and Termination                 10
    11.2          Awards Previously Granted                               10

Article 12.    Miscellaneous Provisions                                   10
    12.1          Costs of the Plan                                       10
    12.2          Share Withholding                                       10
    12.3          Tax Withholding                                         11
    12.4          Successors                                              11
    12.5          Notice                                                  11
    12.6          Severability                                            11
    12.7          Gender and Number                                       11
    12.8          Requirements of Law                                     12
    12.9          Governing Law                                           12


          CILCORP Inc. Shareholder Return Incentive Compensation Plan


                     Article 1. Establishment and Purpose

1.1  Establishment of the Plan.

The Company hereby establishes an incentive compensation plan to be known as the "CILCORP Inc. Shareholder Return Incentive Compensation Plan" (the "Plan"), as set forth in this document.

The Plan shall become effective as of February 23, 1993, the date of its adoption by the Board of Directors of the Company, subject to approval by the Company's shareholders. The Plan shall remain in effect until the tenth anniversary of its effective date, unless terminated earlier by the Committee, with the Board's approval.

1.2  Purposes.

The purposes of the Plan are to promote the achievement of long-term corporate objectives by tying executives' long-term incentive compensation opportunities to preestablished financial goals; to attract and retain executives of outstanding competence, and to encourage teamwork among them; and to reward performance based on the successful achievement of the preestablished corporate objectives.


                            Article 2.  Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

     (a) "Award Agreement" means an agreement setting forth the terms and provisions applicable to each grant of Shares.

     (b)  "Board" means the Board of Directors of the Company.

     (c)  "Change in Control" means the occurrence of any of the following:

               (1) the sale or transfer of the business of CILCO or a Unit of CILCO to a person or entity not controlled, directly or indirectly, by the Company, whether such sale of the business of CILCO or a Unit of CILCO, as the case may be, is effected through the (a) sale, directly or indirectly, of the voting stock of CILCO, (b) merger or consolidation of CILCO, (c) sale, lease, exchange or transfer of all or substantially all of the assets of CILCO or of a Unit of CILCO or
          (d) a combination of the foregoing;

               (2) a merger or consolidation of the Company with one or more corporations, as a result of which the Company is not the surviving corporation or pursuant to which substantially all shares of the Company's common stock are converted into cash, securities or other property;

               (3) the acquisition of beneficial ownership (determined in accordance with Rule 13d-3 of the Exchange Act), directly or indirectly, of more than 30 percent of the voting power of the outstanding stock of the Company by any Person coupled with or followed by the failure of Continuing Directors to constitute a majority of the Board; or

               (4) the sale, lease, exchange or transfer of all or substantially all the assets of the Company;

          provided, however, that the term "Change in Control" shall not apply to any merger, consolidation, internal reorganization, or recapitalization of the Company initiated voluntarily by the Company in which Continuing Directors constitute a majority of the members of the Board or any successor thereto and the holders of common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation after the merger.

          However, in no event shall a Change in Control be deemed to have occurred, with respect to a Participant, if that Participant is part of a purchasing group which consummates the Change-in-Control transaction. A Participant shall be deemed "part of a purchasing group" for purposes of the preceding sentence if the Participant is an equity participant or has agreed to become an equity participant in the purchasing company or group (except for: (i) passive ownership of less than 3% of the shares of voting securities of the purchasing company, or (ii) ownership of equity participation in the purchasing company or group which is otherwise not deemed to be significant, as determined prior to the Change in Control by a majority of the disinterested Directors).

     (d) "CILCO" means Central Illinois Light Company, an Illinois corporation, and any successor thereto.

     (e) "Committee" shall mean the Compensation Committee of the Board, or any other committee appointed by the Board to administer the Plan, pursuant to the terms of Article 3 herein.

     (f) "Continuing Director" means any member of the Board, while such person is a member of the Board, who was a member of the Board prior to the date of adoption of this Plan. A "Continuing Director" also means any person who subsequently becomes a member of the Board, while such person is a member of the Board, if such person's nomination for election or election to the Board is recommended or approved by resolution of a majority of the Continuing Directors.

     (g) "Company" means CILCORP Inc., an Illinois corporation, and any successor thereto.

     (h)  "Director" means an individual who is a member of the Board.

     (i) "Disability" means a permanent and total disability within the meaning of Internal Revenue Code Section 22(e)(3), or any successor statute, as determined by the Committee in good faith, upon receipt of and in reliance on sufficient competent medical advice from one or more individuals, selected by the Committee, who are qualified to give professional medical advice.

     (j) "Effective Date" means the date this Plan becomes effective, as set forth in Section 1.1 herein.

     (k) "Employee" means any full-time, nonunion employee of the Company or any Subsidiary. Directors who are not otherwise employed by the Company or a Subsidiary shall not be considered Employees under this Plan.

     (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.


     (m) "Insider" shall mean an Employee who is, on the relevant date, an officer, a director, or a ten percent beneficial owner of the Company, as defined under Section 16 of the Exchange Act.

     (n) "Key Employee" means an Employee who, by the nature and scope of his position, is determined by the Committee in its discretion to be "key" in that he regularly and directly makes or influences policy decisions which impact the overall long-term results or success of the Company.

     (o) "Participant" means an Employee who has received a grant of Shares under the Plan.

     (p) "Performance Measure" shall mean one or more financial objectives selected by the Committee prior to the beginning of each Performance Period, the degree of achievement of which shall determine the number of Shares earned by Participants under the Plan.

     (q) "Performance Period" means the period designated by the Committee, during which the degree of achievement of the Performance Measures shall determine the number of Shares earned by Participants under the Plan.

     (r)  "Person" shall have the meaning ascribed to such term in
     Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act.

     (s) "Retirement" means termination of employment with the Company or any Subsidiary after attaining age 62.

     (t) "Subsidiary" shall mean any corporation in which the Company owns directly or indirectly through its Subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least fifty percent (50%) of the combined equity thereof.

     (u) "Share" means a measure of participation under the Plan, as set forth in Article 6 herein.

     (v) "Unit of CILCO" means an operating group of CILCO as may be so designated from time to time on the official organization chart maintained by CILCO.




                          Article 3.  Administration

3.1  The Committee.

The Plan shall be administered by the Compensation Committee of the Board, or by any other committee appointed by the Board consisting of not less than two
(2) Directors who are Non-Employee Directors (within the meaning of Rule 16b-
3). The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board.

3.2  Authority of the Committee.

Subject to the provisions herein and to the approval of the Board, the Committee shall have full power to select employees to whom Shares are granted; to determine the size and frequency of grants (which need not be the same for each Participant); to determine the terms and conditions of each grant in a manner consistent with the provisions of the Plan; to establish Performance Measures and Performance Periods; to set forth guidelines governing the number of Shares which will be earned by Participants with respect to various levels of achievement of the Performance Measures during the Performance Period; subject to the terms of Section 4.3 herein, to revise the number of Shares available for grant under the Plan and the number of Shares held by Participants; subject to the provisions of Section 6.3 herein, to revise the Performance Measures during a Performance Period to the extent necessary to preserve the integrity of the Performance Measures, and to the extent necessary to prevent enlargement or dilution of Participants' rights; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend, rescind, or waive rules and regulations for the Plan's administration; and, subject to the provisions of
Article 11 herein, to amend, modify, and/or terminate the Plan. Further, the Committee shall have the full power to make all other determinations which may be necessary or advisable for the administration of the Plan, to the extent consistent with the provisions of the Plan, and subject to the approval of the Board.

As permitted by law, the Committee may delegate its authority as identified hereunder; provided, however, that the Committee may not delegate certain of its responsibilities hereunder if such delegation may jeopardize compliance with Rule 16b-3 of the Exchange Act.

3.3  Decisions Binding.

All determinations and decisions made by the Committee pursuant to the provisions of the Plan, and all related orders or resolutions of the Board shall be final, conclusive, and binding on all persons, including the Company, its stockholders, Employees, Participants, and their estates, and beneficiaries.


                    Article 4.  Shares Subject to the Plan

4.1  Number of Shares.

Subject to adjustment as provided in Section 4.3 herein, the total number of Shares available for grant under the Plan may not exceed one hundred twenty-five thousand (125,000).

While a Share is outstanding, it shall be counted against the authorized pool of Shares, regardless of its vested status.




4.2  Lapsed Shares.

If any Share granted under the Plan is canceled, terminates, expires, or lapses for any reason, such Share shall again be available for grant under the Plan.

However, in the event that prior to the Share's cancellation, termination, expiration, or lapse, the holder of the Share at any time received one or more "benefits of ownership" pursuant to such Share (as defined by the Securities and Exchange Commission, pursuant to any rule or interpretation promulgated under Section 16 of the Exchange Act), the Share shall not be made available for regrant under the Plan.

4.3  Adjustments in Shares.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, split-up, or any other change affecting the common stock of the Company, the Committee may make such adjustment(s) in the number of Shares available for grant hereunder and Shares held by Participants, as the Committee deems to be appropriate and equitable, in its sole discretion.


                   Article 5.  Eligibility and Participation

5.1  Eligibility.

Eligibility for participation in the Plan shall be limited to Key Employees.

5.2  Actual Participation.

Subject to the provisions of the Plan, prior to the beginning of each Performance Period the Committee will identify which, if any, Key Employees shall receive a grant of Shares for that Performance Period.

As soon as practicable following selection, a Participant shall execute an Award Agreement with the Company, as provided in Section 6.7 herein, which shall describe the Shares, and which shall detail the number of Shares granted, as well as all of the terms and conditions to which the Shares are subject.


5.3  Timing of Participation.

Participation in the Plan shall begin on the first day of each Performance Period. However, the Committee, in its sole discretion, may allow an individual who becomes eligible during a Performance Period to participate in the Plan. In such cases, the Participant's degree of participation for such Performance Period normally shall be prorated, based on the number of days of participation during such Performance Period. A Participant who receives a grant of Shares as part of the initial grant of Shares for the first Performance Period shall be deemed to have begun participating in the Plan on the first day of the first Performance Period.


                         Article 6.  Grants of Shares

6.1  Grant Timing and Frequency.

Subject to the terms and provisions of the Plan, Shares may be granted to Participants as of the first day of each Performance Period. In addition, subject to the terms of Section 5.3 herein, the Committee may make Share grants during a Performance Period. Shares granted as part of the initial grant of Shares for the first Performance Period shall be deemed to be granted as of the first day of the first Performance Period. The Committee shall have complete discretion in determining the number and frequency of grants to each Participant.

6.2  Number of Shares Granted.

The number of Shares to be granted to each Participant shall be determined by the Committee in its sole discretion, subject to the limitation on aggregate Shares available under the Plan, as set forth in Section 4.1 herein.

6.3  Performance Measures and Performance Periods.

The Committee shall set Performance Measures in its discretion which, depending on the extent to which they are met, will determine the number of Shares that will be available to be earned by the Participants. Subject to the last sentence of this paragraph, the Committee shall establish Performance Periods in its discretion during which the degree of achievement of the Performance Measures shall determine the number of Shares earned by Participants. Performance Periods shall, in all cases, exceed six (6) months in length. The first Performance Period shall be the five-year period beginning January 1, 1993 and ending December 31, 1997.

The Committee also shall have the right to adjust the determination of the degree of achievement of the Performance Measures during and/or at the end of any Performance Period, to keep Participants whole or to preserve the integrity of the Performance Measures from the effects of infusions or distributions of cash or property to or from the Company and its Subsidiaries (including dividends), from the effects of accounting rules that do not reflect economic reality or that change over time, or from the effect of any change in the capitalization or operations of the Company and its Subsidiaries that affects the financial objectives and over which the Participants had no control; provided that any such adjustment shall be consistent with the purposes of the Plan.


Any such adjustments under this Section 6.3 can consist of changes in the number of Shares held by each Participant, and/or adjustments to the Performance Measures.

6.4  Earning of Shares.

Prior to the beginning of each Performance Period, the Committee shall establish maximum, target, and threshold levels of Share payout opportunities under the Plan, which shall correspond to the degree of the achievement of the Performance Measures during the Performance Period. The established Share payout opportunities may vary in relation to each Participant's duties and responsibilities, and together with the preestablished Performance Measures, shall be described in the Award Agreements delivered to Participants at the beginning of each Performance Period.

After the applicable Performance Period has ended, the holder of Shares granted at the beginning of such Performance Period shall be entitled to receive payout with respect to the number of Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Measures have been achieved.

6.5  Share Ledger Account.

A Share ledger account (the "Account") shall be established and maintained by the Company for each Participant who receives a grant under the Plan. If additional Shares are granted, the Account shall be adjusted accordingly. The Account of a Participant shall be the record of the Shares granted to that Participant under the Plan, and is solely for accounting purposes, and shall not require a segregation of any Company assets.

6.6  Award Agreements.

Each grant under the Plan shall be evidenced by an Award Agreement. Each Agreement shall be signed by an officer of the Company and by the Participant, and shall contain the terms and conditions that apply to the grant, which shall include, but shall not be limited to, the number of Shares granted to the Participant, the Performance Measures, the maximum, target and threshold levels of Share payout opportunities, and the length of the Performance Period. The included terms and conditions need not be the same for each Participant, nor for each grant.

6.7  Form and Timing of Payment of Shares.

Payment of earned Shares shall be made in shares of common stock of the Company, at the rate of one share of common stock for each earned Share, and, subject to Section 6.8 below, shall be made within forty-five (45) calendar days following the close of the applicable Performance Period.

6.8  Restrictions on Sales.

A Participant shall not be permitted to sell more than one-third of the shares of common stock of the Company distributed to him under the Plan with respect to a Performance Period during the first twelve (12) months after the end of the Performance Period, nor more than two-thirds of the shares of common stock distributed to him under the Plan with respect to a Performance Period during the first twenty-four (24) months after the end of the Performance Period. The Committee may direct the Company to withhold the delivery of stock certificates to Participants until the shares of common stock of the Company covered by such certificates may be sold by the Participant under this
Section 6.8.

The above restrictions on a Participant's sale of shares of common stock of the Company received under the Plan shall terminate immediately in the event of the Participant's death or the occurrence of a Change in Control which the Committee determines in its discretion to affect the Participant.


                     Article 7.  Termination of Employment

7.1  Termination of Employment Due to Death, Disability or Retirement.

In the event a Participant's employment is terminated by reason of Disability or Retirement during a Performance Period, the Participant shall be entitled to a prorated award for such Performance Period. The award shall be reduced by multiplying the number of Shares which would otherwise have been earned by such Participant during the Performance Period by a fraction; the numerator of which is the number of days of participation during the Performance Period through the date of employment termination, and the denominator of which is the number of days in the Performance Period. The award thus determined shall be paid as soon as practicable following the end of the Performance Period.

In the event a Participant's employment is terminated by reason of the Participant's death during a Performance Period, the Participant shall be entitled to a prorated award for such Performance Period. The award shall be reduced by multiplying the number of Shares which would otherwise have been earned by such Participant during the Performance Period (using the actual performance achieved during the first Performance Period ending after the Participant's death as the performance achieved for all of such Participant's Performance Periods which have not yet ended at the time of his death) by a fraction; the numerator of which is the number of days of participation during the Performance Period through the date of the Participant's death, and the denominator of which is the number of days in the Performance Period. The final awards thus determined shall be paid as soon as practicable following the end of the first Performance Period ending after the Participant's death.

7.2  Termination for Reasons Other Than Death, Disability or Retirement.

In the event a Participant's employment is terminated for reasons other than death, Disability or Retirement, all rights to any unpaid awards under the Plan shall be forfeited.


                         Article 8.  Change in Control

Upon the occurrence of a Change of Control, all outstanding Shares of Participants determined by the Committee in its discretion to be affected by the Change in Control shall be treated as follows:

                               (i) in the event the Corporation does not survive, all outstanding shares shall be converted to an equivalent number of shares of the surviving entity as determined by the Committee in its discretion and shall remain exercisable until the last day of the Performance Period, or


                              (ii) in the event the Corporation does survive, all outstanding shares shall be adjusted in accordance with
                  Section 4.3 hereof and shall remain exercisable until the last day of the Performance Period.

Subject to Article 11 herein, prior to the effective date of an imminent change in control, the Committee shall have the authority to make any modifications of outstanding shares as determined by the Committee to be necessary to provide Participants with an appropriate payout with respect to their shares.

                      Article 9.  Beneficiary Designation

9.1  Designation of Beneficiary.

Each Participant shall be entitled to designate a beneficiary or beneficiaries who, following the Participant's death, will be entitled to receive any amounts that otherwise would have been paid to the Participant under the Plan. All designations shall be signed by the Participant, and shall be in such form as prescribed by the Committee. Each designation shall be effective as of the date delivered to the Secretary of the Company by the Participant. The Participant may change his or her designation of beneficiary on such form as prescribed by the Committee. The payment of any amounts owing to a Participant pursuant to his or her outstanding Shares shall be in accordance with the last unrevoked written designation of beneficiary that has been signed by the Participant and delivered by the Participant to the Secretary of the Company prior to the Participant's death.

9.2  Death of Beneficiary.

In the event that all of the beneficiaries named by a Participant pursuant to
Section 9.1 herein predecease the Participant, any amounts that would have been paid to the Participant or the Participant's beneficiaries under the Plan shall be paid to the Participant's estate.


                      Article 10.  Rights of Participants

10.1 Employment.

Nothing in the Plan shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or Subsidiary.

10.2 Participation.

No Participant or other employee shall at any time have a right to be selected for participation in the Plan for any Performance Period, despite having been selected for participation in a previous Performance Period.

10.3 Nontransferability.

No Share or other right or interest granted to a Participant under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

10.4 Voting and Dividend Rights.

No Participant shall be entitled to any voting rights, or, except as provided by the Committee, in its sole discretion, to receive any dividends, or to have his or her Account credited or increased as a result of any dividends or other distributions with respect to the ownership of the Company.

10.5 Rights to Common Stock.

Grants of Shares under the Plan do not give a Participant any rights whatsoever with respect to shares of the Company's common stock until such shares are distributed to the Participant pursuant to the terms of the Plan.


             Article 11.  Amendment, Modification and Termination

11.1 Amendment, Modification and Termination.

With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan. However, without the approval of the shareholders of the Company (as may be required by the insider trading rules of Section 16 of the Exchange Act, by any national securities exchange or system on which the Company's shares of common stock are then listed or reported, or by a regulatory body having jurisdiction with respect hereto) no such termination, amendment or modification may:

     (a) Materially increase the total number of Shares which may be issued under this Plan, except as provided in Section 4.3 herein; or

     (b) Materially modify the eligibility requirements to add a class of Insiders; or

     (c) Materially increase the benefits accruing to Participants under the Plan.

11.2 Awards Previously Granted.

No termination, amendment or modification of the Plan shall in any manner adversely affect any outstanding Shares under the Plan, without the written consent of the Participant holding such Shares.


                     Article 12.  Miscellaneous Provisions

12.1 Costs of the Plan.

All costs of the Plan including, but not limited to, payout of Shares and administrative expenses, shall be incurred by the Company out of the Company's general assets. Although not prohibited from doing so, the Company is not required in any way to segregate assets in any manner or to specifically fund the benefits provided under the Plan.

12.2 Share Withholding.

With respect to withholding required upon any taxable event hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares of Company common stock having a fair market value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing, and signed by the Participant.

12.3 Tax Withholding.

The Company shall have the right to require Participants to remit to the Company an amount sufficient to satisfy Federal, state, and local withholding tax requirements, or to deduct from all payments under this Plan amounts sufficient to satisfy all withholding tax requirements.

12.4 Successors.

All obligations of the Company under the Plan with respect to payout of Shares, and the corresponding rights granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other acquisition of all or substantially all of the business and/or assets of the Company.

12.5 Notice.

Any notice or filing required or permitted to be given to the Company under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail to the Secretary of the Company. Notice to the Secretary of the Company, if mailed, shall be addressed to the principal executive offices of the Company. Notice mailed to a Participant shall be at such address as is given in the records of the Company. Notices shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

12.6 Severability.

In the event that any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

12.7 Gender and Number.

Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular, and the singular shall include the plural.

12.8 Requirements of Law.

The granting and payout of Shares under the Plan shall be subject to all applicable laws, rules, and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

12.9 Governing Law.

To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Illinois.